Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500
FOR IMMEDIATE RELEASE
CONTACT: Alex Wiseman
(616) 863-3974

WOLVERINE WORLDWIDE REPORTS FOURTH QUARTER RESULTS IN-LINE WITH GUIDANCE AND PROVIDES OUTLOOK FOR 2023

Delivers fourth quarter revenue growth of 4.6% and 8.4% on a constant currency basis, and improves inventory by over $90 million versus the third quarter

ROCKFORD, Mich., February 22, 2023 – Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the fourth quarter ended December 31, 2022.

"Despite a challenging year in 2022, we've taken important steps to become a more disciplined and agile company while focusing on long-term growth. Encouraging results from our 100-day action plan, initiated in the fourth quarter, include a reduction in inventory and debt levels, the sale of Keds, and the establishment of a new Profit Improvement Office to unlock savings to support growth acceleration in our highest potential brands,” stated Brendan Hoffman, Wolverine Worldwide’s President and Chief Executive Officer. “Our priorities for 2023 are to fuel growth in our Active Group, sustain positive momentum in our Work Group, and address underperforming brands while we further strengthen our financial position. We expect to grow 2023 revenue from our ongoing business by approximately 0% to 2.0% and 1.0% to 3.0% on a constant currency basis, and deliver approximately 8.5% operating margin. We remain confident in our ability to deliver a 12% operating margin in 2024."

FOURTH-QUARTER 2022 FINANCIAL HIGHLIGHTS

(in millions)	December 31, 2022	January 1, 2022	Y/Y Change	Constant Currency Change
Segment Revenue Results:
Active Group	$397.6	$340.4	16.8%	23.0%
Work Group	$154.5	$149.5	3.3%	4.4%
Lifestyle Group	$100.7	$126.9	(20.6)%	(19.7)%
Other	$12.2	$18.8	(35.1)%	(35.1)%
Total Revenue	$665.0	$635.6	4.6%	8.4%
Supplemental Brand Information
Merrell	$193.9	$152.7	27.0%	31.2%
Saucony	$121.3	$97.2	24.8%	30.2%
Sperry	$68.0	$94.4	(28.0)%	(27.9)%
Wolverine	$71.8	$65.5	9.6%	9.8%
Sweaty Betty	$72.8	$78.3	(7.0)%	5.1%
Reported:
Gross Margin	33.7%	41.3%	(760) bps
Operating Margin	(68.4)%	(1.4)%	(6,700) bps
Diluted Earnings Per Share	($4.59)	($0.18)	2450.0%
Non-GAAP:
Adjusted Gross Margin	33.9%	42.4%	(850) bps
Adjusted Operating Margin	(2.0)%	7.1%	(910) bps
Adjusted Diluted Earnings Per Share	$(0.15)	$0.37	(140.5)%
Constant Currency Earnings Per Share	$(0.10)	$0.37	(127.0)%

Revenue of $665.0 million represents growth of 4.6% versus the prior year and growth of 8.4% on a constant currency basis. The Company's international business was especially strong, up 22.2% or 31.9% on a constant currency basis to $281.5 million. Direct-to-Consumer revenue of $224.4 million was flat compared to the prior year and up 4.8% on a constant currency basis.

Gross margin of 33.7% versus 41.3% in the prior year reflects the acceleration of end-of-life inventory liquidation, increased promotions, and a higher mix of international distributor sales that carry relatively lower gross margin.

Selling, General & Administrative expenses were $678.9 million including $428.7 million for the non-cash impairment of Sperry and Sweaty Betty intangible assets primarily driven by an increase in discount rates used in the valuation. Adjusted SG&A expenses of $238.3 million or 35.8% of revenue, was 50 basis points higher than the prior year primarily due to higher storage and handling costs as a result of elevated inventory levels.

Inventory at the end of the quarter was $745.2 million which does not include $43.1 million from held-for-sale businesses. Inventory was down approximately $90 million versus the previous quarter.

Net Debt at the end of the quarter was $1.02 billion, down from $1.35 billion at the end of the third quarter, and liquidity was approximately $685 million. The Company's bank-defined leverage ratio was 2.7x.

FULL-YEAR 2022 FINANCIAL HIGHLIGHTS

(in millions)	December 31, 2022	January 1, 2022	Y/Y Change	Constant Currency Change
Segment Revenue Results:
Active Group	$1,570.2	$1,319.6	19.0%	23.8%
Work Group	$590.5	$548.8	7.6%	8.2%
Lifestyle Group	$447.5	$477.0	(6.2)%	(5.5)%
Other	$76.6	$69.5	10.2%	10.5%
Total Revenue	$2,684.8	$2,414.9	11.2%	14.1%
Supplemental Brand Information
Merrell	$764.2	$647.4	18.0%	21.6%
Saucony	$505.3	$476.2	6.1%	10.1%
Sperry	$294.2	$327.7	(10.2)%	(10.0)%
Wolverine	$247.5	$227.4	8.8%	8.9%
Sweaty Betty	$211.5	$117.4	80.2%	98.6%
Sweaty Betty pro forma (1)	$211.5	$245.4	(13.8)%	(4.3)%
Reported:
Gross Margin	39.9%	42.6%	(270) bps
Operating Margin	(7.8)%	6.4%	(1,420) bps
Diluted Earnings Per Share	$(2.37)	$0.81	(392.6)%
Non-GAAP:
Adjusted Gross Margin	39.9%	43.0%	(310) bps
Adjusted Operating Margin	6.6%	9.6%	(300) bps
Adjusted Diluted Earnings Per Share	$1.41	$1.85	(23.8)%
Constant Currency Earnings Per Share	$1.60	$1.85	(13.5)%
(1) Sweaty Betty, part of the Active Group, was acquired in August of 2021, and the pro forma assume Sweaty Betty was acquired on the first day of fiscal 2021.

Revenue of $2,684.8 million represents growth of 11.2% versus the prior year and growth of 14.1% on a constant currency basis.

Gross margin was 39.9% versus 42.6% in the prior year and reflects the acceleration of end-of-life inventory liquidation, increased promotions, and a higher mix of international distributor sales that carry relatively lower gross margin.

Selling, General & Administrative expenses were $1,278.8 million including $428.7 million for a non-cash impairment of Sperry and Sweaty Betty intangible assets. Adjusted SG&A expenses of $894.5 million or 33.3% of revenue, was 20 basis points lower than the prior year.

FULL-YEAR 2023 OUTLOOK

"We are encouraged by the progress made to simplify the business and improve the balance sheet in the fourth quarter," said Mike Stornant, Executive Vice President and Chief Financial Officer. "We enter 2023 with excellent visibility to costs savings and operational efficiencies that we believe will benefit the year. We expect that during the first half of the year, gross margin will continue to be impacted by expense timing of higher transitory supply chain costs from 2022 and the sell-off of end-of-life inventory. As a result of the proactive work started several months ago, we expect profitability to improve meaningfully in the second half of the year as supply chain costs and inventory levels normalize, and the Profit Improvement Office initiatives deliver benefits."

The following guidance reflects the performance of the Company's ongoing business operations. As such, all financial expectations for 2023 and comparable results from 2022 exclude the full-year impact of Keds, which was sold in February 2023, and Wolverine Leathers, which is the subject of a sale process, and reflect an adjustment for the transition of our Hush Puppies North America business to a licensing model in the second half of 2023. Tables have been provided in the back of this release showing the impact of these adjustments on operating results for 2022 and 2021 assuming these events occurred on the first day of the relevant period. For visibility regarding this impact on our 2023 operating results, we will report actual results reflecting our ongoing businesses and separately report results for Keds, which will be limited to one month, and Wolverine Leathers to the extent we own and operate the business.

•Revenue from our ongoing business is expected to be in the range of $2.53 billion to $2.58 billion, representing growth of approximately 0.0% to 2.0% and constant currency growth of approximately 1.0% to 3.0%.
•Gross margin is expected to be approximately 41.2% and adjusted gross margin is expected to be approximately 42.0%
•Operating margin is expected to be approximately 8.7%, and adjusted operating margin is expected to be approximately 8.5%
•The effective tax rate is expected to be approximately 21.0%.
•Diluted earnings per share are expected to be between $1.50 to $1.70 and adjusted diluted earnings per share are expected to be between $1.40 to $1.60. These full-year EPS expectations include an approximate $0.14 negative impact from foreign currency exchange rate fluctuations.
•Diluted weighted average shares are expected to be approximately 79.3 million.

This outlook assumes no meaningful deterioration of current market conditions related to the impact of the COVID-19 pandemic, ongoing inflationary pressures, supply chain disruptions, changes in consumer behavior and confidence and geopolitical tensions.

NON-GAAP FINANCIAL MEASURES
Measures referred to in this release as “adjusted” financial results are non-GAAP measures that exclude environmental and other related costs net of recoveries, costs associated with Sweaty Betty® integration, reorganization costs, receivables securitization transaction costs, non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, costs associated with the acquisition of the Sweaty Betty® brand, debt extinguishment costs, non-cash impairment related to one of the Company's joint ventures and gain on the sale of the Champion trademark. The Company also presents constant currency information, which is a non-GAAP measure that excludes the impact of fluctuations in foreign currency exchange rates. The Company calculates constant currency basis by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results. The Company believes providing each of these non-GAAP measures provides valuable supplemental information regarding its results of operations, consistent with how the Company evaluates performance.

The Company has provided a reconciliation of each of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors because they increase the comparability of current period results to prior period results by adjusting for certain items that may not be indicative of core operating results and enable better identification of trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. EST to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available on the Company’s website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The company’s portfolio includes Merrell®, Saucony®, Sweaty Betty®, Sperry®, Hush Puppies®, Wolverine®, Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com or visit us on Facebook, LinkedIn, and Instagram.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s outlook for 2023 including revenue, reported gross margin, reported and adjusted operating margin, effective tax rate and reported and adjusted diluted earnings per share, and the Company’s expectations regarding: its ability to deliver 12% operating margin in 2024; priorities for 2023; visibility regarding cost savings and operational efficiencies; factors that will impact gross margin and profitability and the timing of such impacts in 2023; and that there will not be any meaningful deterioration of current market conditions related to the COVID-19 pandemic, ongoing inflationary pressures, supply chain disruption, changes in consumer behavior and confidence and geopolitical tensions in 2023. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies, inflationary pressures and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; the effects of pandemics, such as the COVID-19 pandemic, on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, and numerous factors that the Company cannot accurately predict, including: the duration and scope of the pandemic, the negative impact on global and regional markets, unemployment rates, consumer confidence and discretionary spending, governmental action, and the effects of the pandemic on the Company’s supply chain and customers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except earnings per share)

	Quarter Ended		Fiscal Year Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Revenue	$665.0	$635.6	$2,684.8	$2,414.9
Cost of goods sold	440.8	373.2	1,614.4	1,385.0
Gross profit	224.2	262.4	1,070.4	1,029.9
Gross margin	33.7%	41.3%	39.9%	42.6%

Selling, general and administrative expenses	249.1	226.6	906.4	817.8
Gain on sale of trademarks	—	—	(90.0)	—
Impairment of goodwill and intangible assets	428.7	—	428.7	—
Environmental and other related costs, net of recoveries	1.1	44.5	33.7	56.4
Operating expenses	678.9	271.1	1,278.8	874.2
Operating expenses as a % of revenue	102.1%	42.7%	47.6%	36.2%

Operating profit (loss), net	(454.7)	(8.7)	(208.4)	155.7
Operating margin	(68.4)%	(1.4)%	(7.8)%	6.4%

Interest expense, net	16.0	8.5	47.3	37.4
Debt extinguishment and other costs	—	0.3	—	34.3
Other expense (income), net	(5.0)	1.2	(2.8)	3.7
Total other expenses	11.0	10.0	44.5	75.4
Earnings (loss) before income taxes	(465.7)	(18.7)	(252.9)	80.3

Income tax expense (benefit)	(104.9)	(3.7)	(63.8)	13.3
Effective tax rate	22.5%	19.5%	25.2%	16.6%

Net earnings (loss)	(360.8)	(15.0)	(189.1)	67.0

Less: net earnings (loss) attributable to noncontrolling interests	0.8	(0.4)	(0.8)	(1.6)
Net earnings (loss) attributable to Wolverine World Wide, Inc.	$(361.6)	$(14.6)	$(188.3)	$68.6
Diluted earnings (loss) per share	$(4.59)	$(0.18)	$(2.37)	$0.81

Supplemental information:
Net earnings (loss) used to calculate diluted earnings (loss) per share	$(361.8)	$(14.7)	$(188.9)	$67.5
Shares used to calculate diluted earnings (loss) per share	78.8	82.3	79.7	83.3

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	December 31, 2022	January 1, 2022
ASSETS
Cash and cash equivalents	$131.5	$161.7
Accounts receivables, net	241.7	319.6
Inventories, net	745.2	365.5
Current assets held for sale	67.9	—
Other current assets	79.0	56.9
Total current assets	1,265.3	903.7
Property, plant and equipment, net	136.2	129.0
Lease right-of-use assets	174.7	138.2
Goodwill and other indefinite-lived intangibles	759.0	1,274.7
Other noncurrent assets	157.5	140.8
Total assets	$2,492.7	$2,586.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$636.2	$486.3
Lease liabilities	39.1	38.3
Current maturities of long-term debt	10.0	10.0
Borrowings under revolving credit agreements	425.0	225.0
Total current liabilities	1,110.3	759.6
Long-term debt	723.0	731.8
Lease liabilities, noncurrent	153.6	118.2
Other noncurrent liabilities	166.8	332.4
Stockholders' equity	339.0	644.4
Total liabilities and stockholders' equity	$2,492.7	$2,586.4

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Fiscal Year Ended
	December 31, 2022	January 1, 2022
OPERATING ACTIVITIES:
Net earnings (loss)	$(189.1)	$67.0
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	34.6	33.2
Deferred income taxes	(105.7)	(14.7)
Stock-based compensation expense	33.4	38.1
Pension and SERP expense	9.3	14.0
Debt extinguishment and other costs	—	5.8
Impairment of goodwill and intangible assets	428.7	—
Environmental and other related costs, net of cash payments and recoveries received	(23.0)	33.7
Gain on sale of trademarks	(90.0)	—
Other	(2.7)	(1.9)
Changes in operating assets and liabilities	(274.4)	(88.4)
Net cash provided by (used in) operating activities	(178.9)	86.8

INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	—	(417.4)
Additions to property, plant and equipment	(36.5)	(17.6)
Investment in joint ventures	(2.8)	—
Proceeds from sale of trademarks	90.0	—
Other	3.9	(2.3)
Net cash provided by (used in) investing activities	54.6	(437.3)

FINANCING ACTIVITIES:
Payments under revolving credit agreements	(740.0)	(435.0)
Borrowings under revolving credit agreements	940.0	660.0
Proceeds from company-owned insurance policies	30.5	—
Borrowings of long-term debt	—	750.0
Payments on long-term debt	(10.0)	(730.0)
Payments of debt issuance and debt extinguishment costs	—	(10.4)
Cash dividends paid	(32.8)	(33.5)
Purchase of common stock for treasury	(81.3)	(39.6)
Employee taxes paid under stock-based compensation plans	(7.7)	(14.1)
Proceeds from the exercise of stock options	1.4	17.1
Contributions from noncontrolling interests	7.0	4.8
Net cash provided by financing activities	107.1	169.3

Effect of foreign exchange rate changes	(9.0)	(4.5)
Decrease in cash and cash equivalents	(26.2)	(185.7)

Cash and cash equivalents at beginning of the year	161.7	347.4
Cash and cash equivalents at end of the year	$135.5	$161.7

The following tables contain information regarding the non-GAAP financial measures used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q4 2022 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO ADJUSTED
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2022-Q4	Foreign Exchange Impact	Constant Currency Basis 2022-Q4	GAAP Basis 2021-Q4	Constant Currency Growth	Reported Growth
REVENUE
Active Group	$397.6	$21.0	$418.6	$340.4	23.0%	16.8%
Work Group	154.5	1.6	156.1	149.5	4.4%	3.3%
Lifestyle Group	100.7	1.2	101.9	126.9	(19.7)%	(20.6)%
Other	12.2	—	12.2	18.8	(35.1)%	(35.1)%
Total	$665.0	$23.8	$688.8	$635.6	8.4%	4.6%

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN *
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Gross Profit - Fiscal 2022 Q4	$224.2	$1.0	$225.2

Gross margin	33.7%		33.9%

Gross Profit - Fiscal 2021 Q4	$262.4	$6.9	$269.3

Gross margin	41.3%		42.4%
(1)Q4 2022 adjustment reflects $1.0 million of costs associated with Sweaty Betty® integration. Q4 2021 adjustments reflect $6.9 million of costs associated with the acquisition of the Sweaty Betty® brand.

RECONCILIATION OF REPORTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES*
(Unaudited)
(In millions)

	GAAP Basis	Adjustment (1)	As Adjusted

Selling, general and administrative expenses - Fiscal 2022 Q4	$678.9	$(440.6)	$238.3

Selling, general and administrative expenses - Fiscal 2021 Q4	$271.1	$(46.8)	$224.3
(1)Q4 2022 adjustments reflect $428.7 million for a non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, $9.1 million for reorganization costs, $1.1 million of environmental and other related costs net of recoveries, $0.9 million of costs associated with Sweaty Betty® integration and $0.8 of receivables securitization transaction costs. Q4 2021 adjustments reflect $44.4 million of environmental and other related costs net of recoveries and $2.4 million of costs associated with the acquisition of the Sweaty Betty® brand.

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2022 Q4	$(454.7)	$441.6	$(13.1)

Operating margin	(68.4)%		(2.0)%

Operating Profit - Fiscal 2021 Q4	$(8.7)	$53.7	$45.0

Operating margin	(1.4)%		7.1%
(1)Q4 2022 adjustments reflect $428.7 million for a non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, $9.1 million for reorganization costs, $1.1 million of environmental and other related costs net of recoveries, $1.9 million of costs associated with Sweaty Betty® integration and $0.8 of receivables securitization transaction costs. Q4 2021 adjustments reflect $44.4 million of environmental and other related costs net of recoveries and $9.3 million of costs associated with the acquisition of the Sweaty Betty® brand.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

EPS - Fiscal 2022 Q4	$(4.59)	$(4.44)	$(0.15)	$0.05	$(0.10)

EPS - Fiscal 2021 Q4	$(0.18)	$0.55	$0.37
(1)Q4 2022 adjustment reflects non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, reorganization costs, environmental and other related costs net of recoveries, costs associated with Sweaty Betty® integration and receivables securitization transaction costs. Q4 2021 adjustment reflect costs associated with acquisition of Sweaty Betty®, non-cash impairment related to on of the Company's joint ventures and environmental and other related costs net of recoveries.

2022 FULL-YEAR RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO ADJUSTED
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2022	Foreign Exchange Impact	Constant Currency Basis 2022	GAAP Basis 2021	Constant Currency Growth	Reported Growth
REVENUE
Active Group	$1,570.2	63.1	$1,633.3	$1,319.6	23.8%	19.0%
Work Group	590.5	3.4	593.9	548.8	8.2	7.6
Lifestyle Group	447.5	3.3	450.8	477.0	(5.5)	(6.2)
Other	76.6	0.2	76.8	69.5	10.5	10.2
Total	$2,684.8	$70.0	$2,754.8	$2,414.9	14.1%	11.2%

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Gross Profit - Fiscal 2022	$1,070.4	$1.7	$1,072.1

Gross margin	39.9%		39.9%

Gross Profit - Fiscal 2021	$1,029.9	$9.1	$1,039.0

Gross margin	42.6%		43.0%
(1)2022 adjustment reflects $1.7 million of costs associated with Sweaty Betty® integration. 2021 adjustment reflects $9.1 million of costs associated with the acquisition of Sweaty Betty®.

RECONCILIATION OF REPORTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES*
(Unaudited)
(In millions)

	GAAP Basis	Adjustment (1)	As Adjusted

Selling, general and administrative expenses - Fiscal 2022	$1,278.8	$(384.3)	$894.5

Selling, general and administrative expenses - Fiscal 2021	$874.2	$(66.0)	$808.2
(1)Q4 2022 adjustments reflect $428.7 million for a non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, $9.1 million for reorganization costs, $33.7 million of environmental and other related costs net of recoveries, $2.0 million of costs associated with Sweaty Betty® integration and $0.8 million of receivables securitization transaction costs, partially offset by $90.0 gain on the sale of the Champion trademarks. 2021 adjustments reflect $56.4 million of environmental and other related costs net of recoveries and $9.6 million of costs associated with the acquisition of the Sweaty Betty® brand.

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit (Loss) - Fiscal 2022	$(208.4)	$386.0	$177.6

Operating margin	(7.8)%		6.6%

Operating Profit (Loss) - Fiscal 2021	$155.7	$75.1	$230.8

Operating margin	6.4%		9.6%
(1)2022 adjustments reflect $428.7 million for a non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, $9.1 million for reorganization costs, $33.7 million of environmental and other related costs net of recoveries, $3.7 million of costs associated with Sweaty Betty® integration and $0.8 million of receivables securitization transaction costs, partially offset by $90.0 gain on the sale of the Champion trademarks. 2021 adjustments reflect $56.4 million of environmental and other related costs net of recoveries and $18.7 million of costs associated with the acquisition of Sweaty Betty®.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

EPS - Fiscal 2022	$(2.37)	$3.78	$1.41	$0.19	$1.60

EPS - Fiscal 2021	$0.81	$1.04	$1.85
(1)2022 adjustment reflects non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, reorganization costs, environmental and other related costs net of recoveries, costs associated with Sweaty Betty® integration and receivables securitization transaction costs, partially offset by gain on the sale of the Champion trademark. 2021 adjustments reflect debt extinguishment costs, costs associated with the acquisition of Sweaty Betty®, environmental and other related costs net of recoveries and non-cash impairment related to one of the Company's joint ventures.

DIVESTITURE
FINANCIAL SUMMARY
(Unaudited)
(In millions, except per share amounts)

In order to provide visibility regarding the anticipated financial impact of the divestitures, the Company has provided additional information within the supplemental table below. The items included in the tables represent amounts that are reflected in the fiscal 2022 and 2021 results that we do not expect to reoccur in following fiscal years. The Company believes providing the following information is helpful to better understand the impact to the Company's go forward business.

	Q1	Q2	Q3	Q4	2022 Full-Year
Revenue - Impact
Keds business (1)	$20.3	$24.0	$21.3	$17.2	$82.8
Wolverine Leathers business (2)	18.5	17.7	14.0	8.4	58.6
Hush Puppies (3)	—	—	6.4	4.9	11.3
Total Revenue - Impact	$38.8	$41.7	$41.7	$30.5	$152.7

Operating profit - Impact
Keds business (1)	$1.5	$0.6	$0.3	$(0.9)	$1.5
Wolverine Leathers business (2)	1.4	1.7	0.9	0.4	4.4
Hush Puppies (3)	—	—	(0.3)	(1.4)	(1.7)
Total Operating profit - Impact	$2.9	$2.3	$0.9	$(1.9)	$4.2

Net earnings per share - Impact	$0.03	$0.02	$0.01	$(0.02)	$0.04

	Q1	Q2	Q3	Q4	2021 Full-Year
Revenue - Impact
Keds business (1)	$24.0	$30.2	$21.5	$16.8	$92.5
Wolverine Leathers business (2)	10.2	17.7	11.5	13.2	52.6
Hush Puppies (3)	—	—	6.2	5.2	11.4
Total Revenue - Impact	$34.2	$47.9	$39.2	$35.2	$156.5

Operating profit - Impact
Keds business (1)	$2.2	$2.7	$(2.1)	$(1.3)	$1.5
Wolverine Leathers business (2)	0.3	1.0	0.5	0.7	2.5
Hush Puppies (3)	—	—	(0.1)	(1.0)	(1.1)
Total Operating profit - Impact	$2.5	$3.7	$(1.7)	$(1.6)	$2.9

Net earnings per share - Impact	$0.03	$0.04	$(0.02)	$(0.02)	$0.03
(1) The Keds® business line item reflects the revenue and operating profit from sale of Keds® products that will not reoccur after the Company's first period in fiscal 2023 as a result of the sale of the global business effective February 4, 2023.
(2) The Wolverine Leathers business line item reflects revenue and operating profit from the Wolverine Leathers business. The Company is currently in an active process to sell the Wolverine Leathers business.
(3) The Hush Puppies® line item represents financial results associated with the Hush Puppies® United States and Canada operations prior to the planned transition from a wholesale model to a license model on July 1, 2023 net of estimated license revenue.

2023 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF REPORTED GUIDANCE TO ADJUSTED TO GUIDANCE,
REPORTED DILUTED EPS GUIDANCE TO ADJUSTED DILUTED EPS
GUIDANCE AND SUPPLEMENTAL INFORMATION*
(Unaudited)
(In millions, except earnings per share)

	GAAP Basis	Divestiture Adjustments (1)	Other Adjustments (2)	As Adjusted

Revenue - Fiscal 2023 Full Year	$2,596 - $2,646	$(63)		$2,533 - $2,583

Gross Margin - Fiscal 2023 Full Year	41.2%	0.7%	0.1%	42.0%

Operating Margin - Fiscal 2023 Full Year	8.7%	0.1%	(0.3)%	8.5%

Dilutive EPS - Fiscal 2023 Full Year	$1.50 - $1.70	$(0.03)	$(0.07)	$1.40 - $1.60

Fiscal 2023 Full Year Supplemental information:

Net Earnings	$121 - $138	$(3)	$(5)	$113 - $130

Net Earnings used to calculate diluted earnings per share	$119 - $135	$(3)	$(5)	$111 - $127

Shares used to calculate diluted earnings per share	79.3			79.3
(1)2023 adjustments reflect financial results for the Keds® business and Wolverine Leathers and adjusts for the licensing transition of the Hush Puppies® business.
(2)2023 adjustments reflect estimated gain from the sale of the Keds® business partially offset by estimated environmental and other related costs net of recoveries and reorganization costs.

*To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if, environmental and other related costs net of recoveries, non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, Sweaty Betty® integration costs, reorganization costs, receivable securitization transaction costs, Sweaty Betty® acquisition costs, debt extinguishment costs, non-cash impairment related to one of the Company's joint ventures and gain on the sale of the Champion trademark were excluded. The Company believes these non-GAAP measures provide useful information to both management and investors by increasing comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in the Company's business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.

The supplemental information included below about transitory supply chain expenses and profit improvement initiative savings are intended to show the quarterly timing of the the impact of these items. The transitory costs are more prominent in the first half of the year and the cost savings are more prominent in the back half the year.

TRANSITORY SUPPLY CHAIN AND
EXCESS INVENTORY EXPENSES - 2023 IMPACT
(Unaudited)
(In millions)

	Costs from 2022 that will be expensed in 2023	Expected additional expense in 2023	Total Impact on 2023	Q1	Q2	Q3	Q4

Gross Profit Impact	$45.0	$20.0	$65.0	$25.0	$30.0	$10.0	$—

Selling, general and administrative Impact	$3.0	$2.0	$5.0	$2.0	$2.5	$0.5	$—

Operating Profit Impact	$48.0	$22.0	$70.0	$27.0	$32.5	$10.5	$—

PROFIT IMPROVEMENT INITIATIVES
2023 SAVINGS IMPACT
(Unaudited)
(In millions)

	Total Savings in 2023	Q1	Q2	Q3	Q4

Gross Profit Benefit	$20.0	$—	$—	$8.0	$12.0

Selling, general and administrative Benefit	$45.0	$5.0	$10.0	$12.0	$18.0

Operating Profit Benefit	$65.0	$5.0	$10.0	$20.0	$30.0